UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 10, 2019

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E. Arizona Biltmore Circle, Suite C237
Phoenix, AZ 85016
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Information.

Execution of Securities Purchase Agreement; Acquisition of Morris Sheet Metal, Inc., JT Spiral, Inc., Morris Enterprises, LLC, Morris Transportation, LLC.

On January 9, 2019, Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), announced that it had entered into a Securities Purchase Agreement (the "SPA") with Morris Sheet Metal Corp., an Indiana corporation ("MSM"), JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation ("JTD Spiral"), Morris Enterprises LLC, an Indiana limited liability company ("Morris Enterprises") and Morris Transportation LLC, an Indiana limited liability company ("Morris Transportation" and, with MSM, JTD Spiral, and Morris Enterprises, each a "Company" and, collectively, the "Companies"), and James Morris, Daniel Morris and Timothy Morris (each a "Seller," and collectively, the "Sellers").

The total consideration for the Shares paid was $6,600,000 (the "Purchase Price"), which is the sum of the Cash Consideration paid at Closing, by wire transfer of immediately available funds to the accounts designated by Sellers, and the Promissory Note Consideration.

The "Cash Consideration" shall be $3,150,000, less any Long-Term Liability of Morris Enterprises satisfied by Buyer at Closing.

"Note Consideration" A Long Term Note will be issued in favor of Sellers only, from Morris Sheet Metal, Corp and shall consist of a Secured Promissory Note to James Morris in the amount of $1,033,333.33 and a Secured Promissory Note to Timothy Morris in the amount of $1,033,333.33 and a Secured Promissory Note to  Daniel Morris in the amount of $1,033,333.33 (the "Notes"), in substantially the form set forth in Exhibit B hereto, secured by a subordinated security interest in the assets listed in Exhibit C of the Company (the "Security Agreement") in substantially the form set forth in Exhibit D hereto. The Parties agree that the terms of the Notes shall include the following: (i) the Notes shall be secured by a subordinated security interest in the Assets of the Company; (ii) the principal shall bear interest at 4.25%; (iii) the Notes will be amortized over 10 years and have a balloon payment on the 36 month anniversary of the Effective Date of this Agreement, (iv) the Notes will be guaranteed by the Buyer; (v) provided, however, that in the event the post-closing EBITDA of MSM exceeds $1,500,000 by the twelve (12) month anniversary of the closing of the Transaction, Buyer shall be obligated to make a one-time payment to Sellers in an amount equal to 50% of amount of the EBTIDA over $1,500,000. ("Accelerated Note Payment").  Buyer's monthly payment obligations under the Notes shall not be altered by the obligations to make, or not to make, an Accelerated Note Payment. Sellers shall have a subordinated interest (for the purpose of liquidation) in the Business until the Notes have been paid off.  The Notes shall be (i) secured by a second position lien on all assets of MSM, (ii) subject to set-off by Buyer for any indemnification obligations of Sellers, and (iii) accelerated upon any default or change of control of Companies after closing of the Transaction.

"Supplemental Note Consideration"" shall be issued in favor of Sellers only, shall consist of a Secured Promissory Note to James Morris in the amount of $116,666.66 and a Secured Promissory Note to Timothy Morris in the amount of $116,666.66 and a Secured Promissory Note to  Daniel Morris in the amount of $116,666.66 (the "Notes"), in substantially the form set forth in Exhibit B hereto, secured by a subordinated security interest in the assets listed in Exhibit C of the Company (the "Security Agreement") in substantially the form set forth in Exhibit D hereto. The Parties agree that the terms of the Notes shall include the following: (i) the Notes shall be secured by a subordinated security interest in the Assets of the Company; (ii) the principal shall bear interest at 4.25%; (iii) the Notes will be due on the 12 month anniversary of the Effective Date of this Agreement, (iv) the Notes will be guaranteed by the Buyer

"Consulting Services Agreement" Finally, in connection with the SPA, and as consideration for the Company to enter into the SPA, MSM and James Morris and Daniel Morris entered into a Consulting Services Agreement (the "Consulting Agreement"), pursuant to which James and Daniel Morris agreed for a period of 90 days following the closing of the Transaction to provide strategic management services to the Companies, meet with the Companies's new management, and provide his knowledge in customer relations, trade and service implementation, and other business disciplines.

The foregoing summary of the terms and conditions of the SPA, the Notes, the Security Agreement, and the Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of each of the documents, which are attached as exhibits hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Securities Purchase Agreement
99.2	Notes
99.3	Supplemental Notes
99.4	Security Agreement
99.5	Consulting Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: January 10, 2019